UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

CHINA PHARMA HOLDINGS, INC.
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 (Exact name of Registrant as specified in charter)

Delaware	001-34471	73-1564807
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China  570216
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86-898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2012, the Audit Committee of the Board of Directors (the “Audit Committee”) of China Pharma Holdings, Inc. (the “Company”), after consultation with and upon the recommendation of the management of the Company, concluded that the Company’s previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (“Q3 2011 10-Q”) should no longer be relied upon.

In its financial statements for the nine months ended September 30, 2011, the Company classified payments made for medical formulas and patents that had not obtained the State Food and Drug Administration’s (the “SFDA”) production approval as intangible assets and recognized approximately $2 million of amortization expense on them.  In connection with the receipt by the Company of comment letters from the Securities and Exchange Commission (the “SEC”) related to their review of certain of the Company’s periodic filings, various communications between the staff of the SEC and the Company regarding specific comments contained in such letters, and in recognition of the staff's position on the issues set forth therein, the Company has determined that approximately $29 million of payments for medical formulas and patents that had not yet been approved by the SFDA at September 30, 2011 should be classified as advances for the purchase of intangibles.  Consequently, the Company has determined that $2 million of amortization expense previously recognized on these payments should be reversed in the restated condensed consolidated financial statements of the Company for the three and nine months ended September 30, 2011.  As a result of such reversal, the Company’s net income for the nine months ended September 30, 2011 should be restated as approximately $15 million, rather than approximately $13 million, and net income for the three months ended September 30, 2011 should be restated as approximately $5 million, rather than $3 million.  These changes are subject to revision and completion.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with Hansen, Barnett & Maxwell, P.C., the Company’s registered public accounting firm.

Management is assessing what changes may be necessary in the evaluation of the Company’s internal control over financial reporting and its disclosure controls and procedures and will not reach a final conclusion with respect to these matters until the completion of the amendment to the Q3 2011 10-Q.

The Company expects to file its amended Q3 2011 10-Q reflecting the adjustments referenced above as soon as practicable.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012

CHINA PHARMA HOLDINGS, INC.

By: /s/ Zhilin Li
Name: Zhilin Li,
Title: President and Chief Executive Officer